UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  March 5, 2014

WireCo WorldGroup Inc.
(Exact name of registrant as specified in its charter)

Delaware	333-174896	27-0061302
(State of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

12200 NW Ambassador Drive, Kansas City, Missouri 64163
(Address of principal executive offices and zip code)

(816) 270-4700
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a- 12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.  Results of Operations and Financial Condition.

On March 5, 2014, WireCo WorldGroup Inc. (the "Company") will hold its fourth quarter 2013 investor call as previously announced on March 4, 2014. The presentation attached hereto as Exhibit 99.1 will be utilized during the conference call. The presentation is also available on the Company’s website.

The information in this Item 2.02, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information in this Item 2.02, including Exhibit 99.1, shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended. The Company undertakes no duty or obligation to publicly update or revise the information contained in this Current Report and cautions that the information included in this Current Report under Item 2.02, including Exhibit 99.1, is current only as of March 5, 2014 and may change thereafter.

Included in Exhibit 99.1 are schedules regarding certain financial information. To supplement the Company's consolidated financial statements presented in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”), WireCo uses the non-GAAP financial measures (“Non-GAAP Financial Measures”) Pro Forma Net Sales, Adjusted EBITDA, Acquisition Adjusted EBITDA, Adjusted Working Capital, Net Debt and Free Cash Flow. These non-GAAP measures are provided to enhance the user’s overall understanding of our financial performance and liquidity, and as required, are also reconciled to GAAP. Management uses these Non-GAAP Financial Measures in evaluating the Company's performance and in determining debt covenant calculations. These measurements should not be viewed as an alternative to GAAP measures of performance.

Item 9.01        Financial Statements and Exhibits

(d)    Exhibits

99.1    Fourth Quarter 2013 Investor Call Slides

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WireCo WorldGroup Inc.
(Registrant)

Dated:	March 5, 2014	By:	/s/ Brian G. Block
Brian G. Block
Senior Vice President and Chief Financial Officer